                                                  EXHIBIT 21















                       LIST OF SUBSIDIARIES



                                                           EXHIBIT 21



                  GRAYBAR ELECTRIC COMPANY, INC.


                       List of Subsidiaries
                       --------------------


Graybar International, Inc., a Missouri corporation

Graybar Financial Services, Inc., a Missouri corporation

Graybar Electric de Mexico, S. de R.L. de C.V., a Mexican corporation

Graybar Electric Limited, a Nova Scotia corporation

Graybar Canada Limited, a Nova Scotia corporation

Graybar Foundation, Inc., a Missouri corporation

Graybar Services, Inc., an Illinois corporation

Distribution Associates, Inc., a Missouri corporation

Graybar Business Services, Inc., a Missouri corporation

Graybar Electric Canada Limited, a Nova Scotia corporation

Graybar Commerce Corporation, a Delaware corporation

Commonwealth Controls Corporation, a Missouri corporation

Graybar Newfoundland Limited, a Newfoundland and Labrador corporation